Exhibit 99.1

Stoke Therapeutics Announces Pricing of Upsized $125 Million Public Offering

BEDFORD, Mass., March 27, 2024 (BUSINESS WIRE) – Stoke Therapeutics, Inc. (Nasdaq: STOK), a biotechnology company dedicated to addressing the underlying cause of severe diseases by upregulating protein expression with RNA-based medicines, today announced the pricing of its upsized underwritten public offering of 5,555,557 shares of its common stock at a price to the public of $13.50 per share and, in lieu of common stock to investors that so choose, pre-funded warrants to purchase up to an aggregate of 3,703,730 shares of its common stock at a price to the public of $13.4999. The gross proceeds from this offering are expected to be $125 million, before deducting underwriting discounts and commissions and other offering expenses payable by Stoke. The offering is expected to close on or about April 2, 2024, subject to the satisfaction of customary closing conditions. Stoke has also granted the underwriters a 30-day option to purchase up to an additional 1,388,893 shares of common stock in connection with the offering. All of the shares of common stock and pre-funded warrants are being offered by Stoke.

J.P. Morgan Securities LLC is acting as sole book-running manager for the offering.

Stoke intends to use the net proceeds from the proposed offering, together with its existing cash and cash equivalents, to fund research, clinical and process development and manufacturing of its product candidates, including late-stage development of STK-001 and further development of STK-002, developing additional product candidates, working capital, capital expenditures, and for other general corporate purposes.

The shares and pre-funded warrants are being offered by Stoke pursuant to a registration statement on Form S-3 (No. 333-265107) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 31, 2022. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, and when available, the final prospectus supplement, may be obtained from J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 866-803-9204 or by email at prospectus-eq_fi@jpmchase.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Stoke, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Stoke Therapeutics

Stoke Therapeutics (Nasdaq: STOK), is a biotechnology company dedicated to addressing the underlying cause of severe diseases by upregulating protein expression with RNA-based medicines. Using Stoke’s proprietary TANGO (Targeted Augmentation of Nuclear Gene Output) approach, Stoke is developing antisense oligonucleotides (ASOs) to selectively restore protein levels. Stoke’s first compound, STK-001, is in clinical testing for the treatment of Dravet syndrome, a severe and progressive genetic epilepsy. Dravet syndrome is one of many diseases caused by a haploinsufficiency, in which a loss of ~50% of normal protein levels leads to disease. Stoke is pursuing the development of STK-002 for the treatment of autosomal dominant optic atrophy (ADOA), the most common inherited optic nerve disorder. Stoke’s initial focus is haploinsufficiencies and diseases of the central nervous system and the eye, although proof of concept has been demonstrated in other organs, tissues, and systems, supporting its belief in the broad potential for its proprietary approach. Stoke is headquartered in Bedford, Massachusetts with offices in Cambridge, Massachusetts.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expectations of market conditions, timing of the closing, the satisfaction of customary closing conditions related to the offering and the anticipated gross proceeds of the offering and the use thereof. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they prove incorrect or do not fully materialize, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: statements the Company makes regarding the Company’s ability to advance, obtain regulatory approval of, and ultimately commercialize its product candidates, including STK-001; the timing of data readouts and interim and final results of preclinical and clinical trials; the receipt and timing of potential regulatory decisions; positive results in a clinical trial may not be replicated in subsequent trials or successes in early stage clinical trials may not be predictive of results in later stage trials; the Company’s ability to fund development activities and achieve development goals into 2025; the Company’s ability to protect its intellectual property; the direct or indirect impact of global business, political and macroeconomic conditions, including inflation, interest rate volatility, cybersecurity events, uncertainty with respect to the federal budget, instability in the global banking system and volatile market conditions, and global events, including public health crises, and ongoing geopolitical conflicts, such as the conflicts in Ukraine and the Middle East; and other risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, its quarterly reports on Form 10-Q, and the other documents it files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Stoke Media & Investor Contacts:

Dawn Kalmar

Chief Communications Officer

dkalmar@stoketherapeutics.com

781-303-8302

Eric Rojas

Vice President, Investor Relations

IR@stoketherapeutics.com

617-312-2754